EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PREFERREDPLUS TRUST SERIES CMT-1

DISTRIBUTION DATE

September 17, 2012

CUSIP NUMBER 73941X775

CUSIP NUMBER 73941X767

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Comcast Corporation 7.05% Notes due 2033 (the “Underlying Securities”):

Interest:	$1,233,750.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$1,093,750.00
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$140,000.00
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$35,000,000
Interest Rate:	7.05%
Rating:

Moody’s Investor Service	Baa1
Standard & Poor’s Rating Service	BBB+

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$35,000,000
Reduction:	(0)
Principal Balance 09/17/12:	$35,000,000

Class B: ($25 Notional Amount)
Initial Principal Balance:	$35,000,000
Reduction:	(0)
Principal Balance 09/17/12:	$35,000,000